SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2000

MOTO PHOTO, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-11927 (Commission File No.)	31-1080650 (I.R.S. Employer Identification No.)
4444 Lake Center Drive, Dayton, Ohio 45426 (Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (937) 854-6686
Former name or former address, if changed since last report: Not applicable

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) On May 25, 2000, Ernst & Young LLP resigned as the Registrant's independent accountant.

(b) Ernst & Young LLP's reports on the financial statements of the Registrant for the two most recent fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(c) Ernst & Young LLP's resignation was not requested or acted upon by the Audit Committee of the Registrant's Board of Directors.

(d) During the two most recent fiscal years and the interim period through May 25, 2000, there were no disagreements with Ernst & Young LLP on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to make reference to the subject matter of the disagreements in connection with their reports. In addition, during such period, there have been no "reportable events" with Ernst & Young LLP as described in Items 304(a)(1)(v) of Regulation S-K.

(e) The Registrant has requested that Ernst & Young LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained in this Report on Form 8-K. A copy of such letter, dated May 31, 2000, is filed as Exhibit 16.1 to this Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description
16.1	Letter dated May 31, 2000 from Ernst & Young LLP stating whether it agrees with the statements set forth in this Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTO PHOTO, INC.

By:_/s/________________________________

Date: May 31, 2000 David A. Mason, Executive Vice President

INDEX TO EXHIBITS

Exhibit No.	Description
16.1	Letter dated May 31, 2000 from Ernst & Young LLP stating whether it agrees with the statements set forth in this Report on Form 8-K.

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